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                                                                  Exhibit 10.7.1

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                                ESCROW AGREEMENT
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                  THIS ESCROW AGREEMENT (this "AGREEMENT") is entered into as of
March 31, 1998, by and between FED Corporation, a Delaware corporation ("FED"), Telxon Corporation, a Delaware corporation ("TELXON"), and First Union National Bank (the "ESCROW AGENT"). FED and Telxon are sometimes referred to herein as the "INTERESTED PARTIES".

                  WHEREAS, FED and Telxon have entered into a Stock Purchase Agreement dated March 31, 1998 (the "STOCK PURCHASE AGREEMENT");

                  WHEREAS, the Stock Purchase Agreement provides that an escrow account will be established to secure each parties' consideration prior to the Initial Escrow Release Date (as defined in the Stock Purchase Agreement) and to secure certain obligations of Telxon to FED (and the Indemnified Persons (as defined in the Stock Purchase Agreement)) on the terms and conditions set forth in the Stock Purchase Agreement and set forth herein; and

                  WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Stock Purchase Agreement.

                  2. APPOINTMENT FOR TELXON. Telxon hereby appoints Robert A. Eberle, Executive Vice President, and Kenneth W. Haver, Senior Vice President and Chief Financial Officer, to act, either jointly or individually, on behalf of Telxon for all purposes hereunder (each a "TELXON REPRESENTATIVE").

                  3. CONSENT OF TELXON. Pursuant to the Stock Purchase Agreement, Telxon has consented to the establishment of this escrow to secure certain obligations of Telxon under Article VII of the Stock Purchase Agreement and certain post-Effective Date adjustment obligations in the manner set forth herein.

                  4. ESCROW AND INDEMNIFICATION.

                           (a) ESCROW OF CASH. On the Effective Date, FED shall
deposit, on behalf of Telxon, with the Escrow Agent cash in the amount of Five Hundred Thousand Dollars ($500,000) as specified in Section I of the Stock Purchase Agreement (the "ESCROW FUNDS"). The Escrow Agent agrees to accept delivery of the Escrow Funds and to hold the Escrow Funds in an escrow account (the "ESCROW ACCOUNT"), subject to the terms and conditions of this Agreement. The Escrow Account shall not be an interest bearing account and the cash, if any, held in the Escrow Account shall be invested.





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                           (b) ESCROW OF ESCROW SHARES. On the Effective Date,
FED shall deposit, on behalf of Telxon, with the Escrow Agent one or more certificates representing Four Million Five Hundred Thousand Dollars ($4,500,000) of FED's Series F Preferred Stock (the "ESCROW SHARES") as specified in Section I of the Stock Purchase Agreement, issued in the name of Telxon, the Escrow Agent or the Escrow Agent's nominee (in the respective amounts set forth on SCHEDULE A hereto), together with an executed stock power regarding the portion of the Escrow Shares issued in the name of Telxon. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in the Escrow Account, subject to the terms and conditions of this Agreement.

                           (c) ESCROW OF VIRTUAL SHARES. On the Effective Date,
Telxon shall deposit, on behalf of FED, with the Escrow Agent a certificate representing One Million (1,000,000) shares (the "VIRTUAL SHARES") of the common stock, $0.01 par value per share, of Virtual Vision, Inc., a Delaware corporation ("VIRTUAL"), as specified in Section I of the Stock Purchase Agreement, together with a stock power executed in blank. The Escrow Agent agrees to accept delivery of the Virtual Shares and to hold the Virtual Shares in the Escrow Account, subject to the terms and conditions of this Agreement.

                           (d) DISTRIBUTIONS AND DIVIDENDS. All cash dividends
and other distributions on Escrow Shares, when and if received by the Escrow Agent, shall be remitted and paid by the Escrow Agent directly to Telxon and shall not be subject to this Agreement or any indemnification claims of FED under this Agreement. Notwithstanding the foregoing, additional shares of capital stock issued on or with respect to the Escrow Shares as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, the Escrow Shares shall be delivered by FED to the Escrow Agent and retained in the Escrow Account subject to the terms hereof and shall constitute Escrow Shares. Additional shares of capital stock issued on or with respect to the Virtual Shares as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, the Virtual Shares shall be retained in the Escrow Account subject to the terms hereof and shall constitute Virtual Shares.

                           (e) VOTING OF SHARES. All voting rights with respect
to Escrow Shares may be exercised by Telxon in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to Telxon such proxies, consents, or other documents as may be necessary to enable Telxon to exercise such rights. In the absence of any exercise of such voting rights with respect to Escrow Shares by Telxon, the Escrow Agent shall not vote any of the Escrow Shares. All voting rights with respect to the Virtual Shares may be exercised by FED in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to FED such proxies, consents, or other documents as may be necessary to enable FED to exercise such rights. Notwithstanding the foregoing, FED covenants for the benefit of Telxon that it shall not declare any dividends with respect to the Virtual Shares which are payable on or prior to the Initial Escrow Release Date. In the absence of any exercise of such voting rights with respect to Virtual Shares by FED, the Escrow Agent shall not vote any of the Virtual Shares.



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                           (f) TRANSFERABILITY. The interest of (i) Telxon in
the Escrow Funds and the Escrow Shares, and (ii) FED in the Virtual Shares and any other property comprising the Escrow Account (collectively, the "ESCROW PROPERTY") shall not be assignable or transferable so long as such Escrow Property is held by the Escrow Agent hereunder.

                  5. RELEASE OF ESCROW PROPERTY.

                           (a) On or prior to the Initial Escrow Release Date a
notice executed jointly by both the Telxon Representative and FED shall be provided to the Escrow Agent and, promptly upon receipt of such notice, the Escrow Agent shall simultaneously deliver and/or submit for transfer, delivery and assignment: (i) to Telxon the Escrow Funds and shares representing Three Million Four Hundred Thousand Dollars ($3,400,000) of the Escrow Shares; and
(ii) to FED the Virtual Shares. If the Escrow Agent does not receive the aforementioned notice on or prior to the Initial Escrow Release Date (or a notice extending the Initial Escrow Release Date) then this Agreement shall immediately terminate (provided that the provisions of Sections 9 and 10 below shall survive such termination) and the Escrow Agent shall promptly deliver and/or submit for transfer, delivery and assignment: (i) the Escrow Funds and the Escrow Shares to FED; and (ii) the Virtual Shares to Telxon.

                           (b) Promptly after May 31, 1998 (the "POST-EFFECTIVE
DATE ADJUSTMENT DATE"), a notice executed jointly by both the Telxon Representative and FED shall be provided to the Escrow Agent and, promptly upon receipt of such notice, the Escrow Agent shall deliver and/or submit for transfer, delivery and assignment to each of FED and Telxon such portion of the Escrow Shares as specified by such notice, which amount in the aggregate shall not exceed shares representing One Hundred Thousand Dollars ($100,000) of the Escrow Shares (the "POST-EFFECTIVE DATE ESCROW SHARES"). The number of Escrow Shares to be released to FED on the Post-Closing Adjustment Date shall be the LESSER of (i) the Post-Effective Date Adjustment (as hereinafter defined) DIVIDED BY $6.50 or (ii) 15,385 Escrow Shares. The "POST-EFFECTIVE DATE ADJUSTMENT" shall be defined as (a) the total assets set forth on the Projected Balance Sheet provided to FED on the date hereof less the total liabilities set forth on the Projected Balance Sheet, LESS (b) the total assets set forth on the Audited Balance Sheet to be provided to FED on or prior to the Post-Effective Date Adjustment Date less the total liabilities set forth on the Audited Balance Sheet. Any Post-Effective Date Escrow Shares remaining in the Escrow Account following the Post-Closing Adjustment shall be delivered by Escrow Agent to Telxon.

                           (c) At any time prior to March 31, 1999 (the
"TERMINATION DATE"), upon any notice executed jointly by both the Telxon Representative and FED and provided to the Escrow Agent, the Escrow Agent shall, promptly upon receipt of such notice(s), deliver and/or submit for transfer, delivery and assignment to FED such portion of the Escrow Shares as required by this Section 5(c). The number of Escrow Shares to be released to FED under this
Section 5(c) shall be as payment for any Key Employee of Virtual who leaves the employ of Virtual without cause on or prior to the Termination Date. For each Key Employee who leaves the employ of either Telxon, Virtual or FED without cause on or prior to September 30, 1998, the number of Escrow Shares to be released to FED shall equal Sixty Thousand Dollars ($60,000) divided by the Fair Market Value of the Escrow Shares. For each Key Employee who leaves the employ of either Virtual or FED without cause after September

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30, 1998 and before March 31, 1999, the number of Escrow Shares to be released to FED shall equal Thirty Thousand Dollars ($30,000) divided by the Fair Market Value of the Escrow Shares; provided, however, that in no circumstances shall the amounts released to FED pursuant to this Section 5(c) exceed an aggregate of Five Hundred Thousand Dollars ($500,000) of the Escrow Shares.

                           (d) For purposes of this Agreement, a Key Employee
shall be deemed to have left the employ of Virtual "for cause" by reason of: (i) FED's failure to extend an offer of employment to such employee for his or her current position and salary as of the Effective Date, (ii) the involuntary termination of such Key Employee by Virtual or FED; (iii) a requirement by Virtual or FED that such Key Employee relocate his or her principal place of employment more than 25 miles from Virtual's current location at 7659 178th Place, N.E., Redmond, Washington; (iv) a significant or material change in such Key Employee's responsibilities or working environment which materially interferes with such Key Employee's responsibilities; (v) disability for medical reason; (vi) a change of control of FED or Virtual ("change of control" to mean any change in the beneficial ownership of 50% of the voting securities of either FED or Virtual); (vii) any violation by FED or Virtual of any Federal, state or local law, ordinance, regulation or rule relating to employment, equal employment opportunity, nondiscrimination, immigration, family leave, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except for such violations which would not have a material adverse effect on the standing of such employee; or (viii) if such Key Employee leaves the employ of Virtual and within 30 days and thereafter becomes an employee or contractor for FED or any of its affiliates.

                           (e) Promptly after March 31, 1999 (the "TERMINATION
DATE"), a notice executed jointly by both the Telxon Representative and FED shall be provided notice to the Escrow Agent and, promptly upon receipt of such notice (subject to the matters provided for in Section 5(f) below), the Escrow Agent shall deliver and/or submit for transfer, delivery and assignment to each of FED and Telxon such portion of the Escrow Shares as specified by such notice.

                           (f) Notwithstanding the foregoing, if on the
Termination Date an Indemnified Person has previously given any Claim Notices that have not then been resolved in accordance with Section 6 below, the Escrow Agent shall retain in the Escrow Account an amount of the Escrow Shares (if any) having a Fair Market Value equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved. Any Escrow Property retained in escrow pursuant to this Section 5(f) shall be disbursed in accordance with the terms of the resolution of the claims relating to any of the Escrow Property retained hereunder.

                  6. ADMINISTRATION OF ESCROW ACCOUNT FOR INDEMNIFICATION CLAIMS. The Escrow Agent shall administer the Escrow Account as follows:

                           (a) If an Indemnified Person has incurred or suffered
Damages for which it is entitled to indemnification under Section VII of the Stock Purchase Agreement, the Indemnified Person shall, prior to the Termination Date with respect to a particular claim, give written notice of such claim (a "CLAIM NOTICE") to the Telxon Representative, FED and the Escrow Agent. Each Claim

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Notice shall state the amount of Claimed Damages (the "CLAIMED AMOUNT") and the basis for such claim.

                           (b) Claims for indemnification involving a claim or
legal proceeding by a third party shall be made in accordance with the procedures set forth in Article VII of the Stock Purchase Agreement and the provisions of this Section 6. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein shall apply. Within thirty business days of receipt by the Telxon Representative of a Claim Notice, the Telxon Representative shall provide to the Indemnified Person, with a copy to the Escrow Agent and FED, a written response (the "RESPONSE NOTICE") in which the Telxon Representative shall: (i) agree that Escrow Property having a Fair Market Value (as computed pursuant to Section 7 below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person on the Termination Date, (ii) agree that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person on the Termination Date, or (iii) contest that any of the Escrow Property may be released from the Escrow Account to the Indemnified Person on the Termination Date. The Telxon Representative may contest the release of Escrow Property having a Fair Market Value equal to all or a portion of the Claimed Amount only, if Telxon asserts in good faith that it requires more information to evaluate the merits of the claim, based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under
Article VII of the Stock Purchase Agreement. If no Response Notice is delivered by, and received by the Escrow Agent and FED from, the Telxon Representative prior to thirty business days of receipt of the Claim Notice, the Telxon Representative shall be deemed to have agreed that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account on the Termination Date. Notwithstanding any terms of this Agreement to the contrary, no Claim Notice or Response Notice shall be deemed to have been delivered to the Escrow Agent until it is actually received by the Escrow Agent and FED at the address set forth in
Section 12 hereof.

                           (c) If the Telxon Representative in the Response
Notice agrees (or is deemed to have agreed) that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall, upon the Termination Date transfer, deliver and assign to the Indemnified Person the Escrow Property having a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

                           (d) If the Telxon Representative in the Response
Notice agrees that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall upon the Termination Date transfer, deliver and assign to the Indemnified Person Escrow Property having a Fair Market Value equal to the sum of all Partial Agreed Amounts (or such lesser amount of Escrow Property as is then held in the Escrow Account).

                           (e) If the Telxon Representative in the Response
Notice contests the release of Escrow Property having a Fair Market Value equal to all or part of the Claimed Amount (the

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"CONTESTED AMOUNT"), the Telxon Representative and the Indemnified Person shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Telxon Representative and the Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent and FED and, if such agreement provides that all or a portion of the Contested Amount is to be paid to the Indemnified Person, the Escrow Agent shall upon the Termination Date transfer, assign and deliver to the Indemnified Person from the Escrow Account an amount of Escrow Property having a Fair Market Value equal to the amount so agreed. If no such agreement can be reached after good faith negotiation over a period of 45 days (or such longer period as the Indemnified Person and the Telxon Representative may mutually agree), the matter shall be settled by binding arbitration in New York. All claims shall be settled by a single arbitrator mutually agreeable to the Indemnified Person and the Telxon Representative, or if they cannot agree on a single arbitrator in 45 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"), as follows: If a single arbitrator has not been mutually agreed upon, the Telxon Representative and the Indemnified Person shall each designate one arbitrator within 45 days of the delivery of the Telxon Representative's Response Notice contesting the Claimed Amount. The Telxon Representative and the Indemnified Person shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 75 days of delivery of the Telxon Representative's Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either the Telxon Representative or the Indemnified Person fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Telxon Representative on the one hand, and the Indemnified Person, on the other hand, shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The Telxon Representative and the Indemnified Person shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Stock Purchase Agreement and this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Telxon Representative and the Indemnified Person in writing and shall constitute a conclusive determination of the issue in question, binding upon Telxon and the Indemnified Person, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. The Telxon Representative and the Indemnified Person shall deliver a memorandum to the Escrow Agent and FED setting forth such arbitrators decision in accordance with the second sentence of this paragraph.

                           (f) After delivery of a Response Notice that the
Claimed Amount is contested by the Telxon Representative, the Escrow Agent shall continue to hold in the Escrow Account an amount of Escrow Property having a Fair Market Value sufficient to cover the Contested Amount (up to the amount of Escrow Property then available in the Escrow Account), notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by the Indemnified Person and the Telxon Representative setting forth instructions to the Escrow Agent as to the release of Escrow Property, if any, that shall be made with respect to the Contested Amount

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or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, and the memo referenced in the last sentence of the preceding paragraph setting forth instructions to the Escrow Agent as to the release of Escrow Property, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Property from the Escrow Account (up the amount of Escrow Property then available in the Escrow Account) in accordance with such agreement or instructions.

                  7. VALUATION OF ESCROW PROPERTY. For purposes of this Agreement, the Fair Market Value of the Escrow Shares shall be $6.50 per share or such other amount as the shares of Series F Preferred shall be initially issued to purchasers at, with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to Escrow Shares. The Escrow Funds shall be valued at their face value.

                  8. FEES AND EXPENSES OF THE ESCROW AGENT. Telxon and FED hereby agree, jointly and severally, to pay to the Escrow Agent its reasonable fees and expenses, including attorneys fees, travel expenses, postal and delivery charges, and all other out-of-pocket expenses, in accepting and performing its appointment as escrow agent hereunder (collectively, the "ESCROW AGENT EXPENSES"). Each of FED, on the one hand, and Telxon, on the other hand, shall pay one-half of the Escrow Agent Expenses.

                  9. GENERAL TERMS AND STANDARDS REGARDING THE ESCROW AGENT. Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

                           (a) The duties, responsibilities and obligations of
the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

                           (b) The Escrow Agent shall not be subject to, bound
by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Stock Purchase Agreement) between or among the Interested Parties (whether or not reference to any such other agreement or documents expressed herein) other than this Agreement.

                           (c) The Escrow Agent shall in no instance be under
any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

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                           (d) The Escrow Agent may rely upon, and shall be
protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgment, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

                           (e) Neither the Escrow Agent nor any of its
directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or wilful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Escrow Property (as of the date of the action or omission giving rise to liability).

                           (f) The Escrow Agent may consult with, and obtain
advice from, legal counsel (including, without limitation, in-house counsel) with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by the Escrow Agent in good faith in accordance with the opinion and directions of such counsel.

                           (g) The Escrow Agent shall not be deemed to have
notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

                           (h) No provision of this Agreement shall require the
Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgment involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

                           (i) Any permissive right of the Escrow Agent to take
any action hereunder shall not be construed as duty.

                           (j) All indemnifications contained in this Agreement
shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

                           (k) The Escrow Agent is not responsible for the
recitals appearing in this Agreement. The recitals shall be deemed to be statements of the Interested Parties to this Agreement.


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                           (l) The Escrow Agent has no responsibility for the
sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

                           (m) Nothing in this Agreement shall obligate the
Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

                           (n) In no event shall the Escrow Agent have any
liability for any failure or inability of any of the Interested Parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by either of the Interested Parties. In no event shall the Escrow Agent be obligated to take any action against any of the Interested Parties to compel performance hereunder.

                           (o) The Escrow Agent shall in no instance be
obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the Interested Parties to appoint a successor, as provided in Section 13).

                           (p) Whenever the terms hereof call for any notice,
payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

                           (q) In the event of any ambiguity or uncertainty
under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Escrow Property, until and unless it receives written instruction signed by all Interested Parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

                           (r) If at any time Escrow Agent is served with any
judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be

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liable to any of the parties hereto or to any other person or entity notwithstanding that though such order, judgment, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

                           (s) The Escrow Agent shall have no liability for the
actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

                  10. INDEMNIFICATION.

                           (a) GENERAL. Each of FED and Telxon, jointly and
severally, hereby covenants and agrees to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to reasonable attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct, bad faith or gross negligence.

                           (b) TAX-RELATED MATTERS. Each of FED and Telxon,
jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Property under this Agreement, and, without limiting the generality of Section 10(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. FED and Telxon undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Each of FED and Telxon, jointly and severally, agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The Interested Parties shall each promptly provide to Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for nonresident alien certifications in connection with any payments to be made to them.

                  11. TERMINATION. If this Agreement is not terminated pursuant to Section 5(a) above, this Agreement shall terminate upon the later of the Termination Date or the distribution by the

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                                                                  EXECUTION COPY
                                                                  --------------

Escrow Agent of all of the Escrow Account in accordance with this Agreement, provided that the provisions of Sections 9 and 10 above shall survive such termination.

                  12. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows (or at such other address for a party as shall be specified by like notice):

               To FED at:             FED Corporation
                                      1580 Route 52
                                      Hopewell Junction, New York  12533
                                      Attention:  Mr. Gary Jones
                                      Telecopy No.:  (914) 892-1935

               With a copy to:        Brobeck, Phleger & Harrison LLP
                                      1633 Broadway, 47th Floor
                                      New York, New York 10019
                                      Attention:  Alexander D. Lynch, Esq.
                                      Telecopy No.:  (212) 586-7878

               To Telxon at:          Telxon Corporation
                                      3330 W. Market Street
                                      Akron, Ohio  44333
                                      Attention:  Mr. Robert Eberle
                                      Duplicate:  Mr. Kenneth W. Haver
                                      Telecopy No.:  (330) 664-2251

               With a copy to:        Goodman Weiss Miller LLP
                                      100 Erieview Plaza, 27th Floor
                                      Cleveland, Ohio 44114-1824
                                      Attention:  Robert A. Goodman, Esq.
                                      Telecopy No.:  (216) 363-5835

               To Escrow Agent at:    First Union National Bank
                                      765 Broad Street
                                      Newark, New Jersey
                                      Attention: Corporate Trust Administrator

                  Notwithstanding anything herein to the contrary, any party may give any notice, request, demand, claim or other Communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the

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                                                                  EXECUTION COPY
                                                                  --------------

address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

                  13. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Agreement, not less than 60 days prior to the date when such resignation shall take effect. FED may appoint a successor Escrow Agent with the consent of Telxon, which shall not be unreasonably withheld. If, within such notice period, FED provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Property then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Property to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

                  14. GENERAL.

                  (a) GOVERNING LAW, ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law and choice of law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (c) ENTIRE AGREEMENT. Except for the provisions of the Stock Purchase Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                  (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                  (e) AMENDMENT. This Agreement may be amended only with the written consent of FED, the Escrow Agent and the Telxon Representative.


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                  IN WITNESS WHEREOF, the parties have duly executed this Escrow
Agreement as of the day and year first above written.


                               FED CORPORATION


                               By: /s/ Gary Jones
                                  -------------------------------------
                                  Mr. Gary Jones, President



                               TELXON CORPORATION


                               By: /s/ Robert A. Eberle
                                  -------------------------------------
                                  Mr. Robert Eberle, Executive Vice President




                               FIRST UNION NATIONAL BANK,
                                 AS ESCROW AGENT:


                               By: /s/ Linda J. Schneider
                                  -------------------------------------

                               Name: LINDA J. SCHNEIDER
                                    -----------------------------------

                               Title: CORPORATE TRUST OFFICER
                                     ----------------------------------

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